Exhibit 99.1

Conference call:                                          Monday, November 5, 2007 at 11:00 A.M. EST

Webcast / Replay URL:                              http://www.ebix.com, Click on Investor Home Page

Dial-in numbers:                                         1-888-687-3295 Dial pass code 22975618

EBIX ANNOUNCES RECORD RESULTS WITH $1 DILUTED EPS

Revenue Rises Sixty Two Percent to $11.81 Million in Q3 of 2007

ATLANTA, GA — October 31, 2007 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported record financial results for the third quarter of 2007. The results marked the highest EPS in any one quarter that the company has reported in its thirty one year history.

The company reported total revenue of $11.81 million for the third quarter of 2007, compared to $7.30 million for the third quarter of 2006, marking a sixty two percent increase in revenues.

Net income after taxes for the quarter rose one hundred twenty three percent to $3.69 million, or $1 per diluted share, up from $1.66 million, or $0.53 per diluted share, in the third quarter of 2006— an earnings per share growth of eighty nine percent. Results for the third quarter of 2007 were based on 3.68 million weighted average diluted shares outstanding, as compared to 3.12 million in the third quarter of 2006. The company also reported basic earnings per share in the third quarter of 2007 of $1.13 as compared to $0.60 in the third quarter of 2006.

The company’s operating expenses for the quarter grew by forty eight percent to $8.09 million as compared to $5.47 million for the third quarter of 2006. The company attributed the increase primarily to the acquisition of Finetre in October 2006.

The company also reported that its year-to-date net income thru September 2007 grew by 90 percent to $ 8.17 million as compared to $ 4.29 million for the same period in  2006. The nine month cumulative diluted EPS for 2007 grew by seventy four percent to $2.39 as compared to cumulative diluted EPS of $1.37 for the same period in 2006.

Robin Raina, president and CEO of Ebix, said, “We are pleased with the direction and momentum that the company has gained today in terms of its growth plans. We are especially pleased that the net margins in our business have grown in this quarter to 32%.”

Robin added: “With approximately $ 16 million in the bank, a $15 million credit line with LaSalle Bank and no other bank debt, the company is well poised financially to invest in its future. We intend to use this money effectively towards looking to fund accretive acquisitions in the near and long term future.”

Robert Kerris, Chief Financial Officer of Ebix, commented that “the $11.81 of third quarter revenue represents a twenty percent increase over the second quarter and generated an additional $1.41 million of operating income.  Our operating margins continue to show significant improvement increasing 8.1% to 31.5% for the nine months ended September 30, 2007 compared to the same period in 2006.  The improved operating results during this nine period provided $8.85 million of cash flow from operating activities which is a $6.57 million increase compared to a year earlier.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business.

Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2006, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

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(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except for share and per share amounts)

	Sept 30, 2007	December 31, 2006
	(Unaudited )
ASSETS
Current assets:
Cash and cash equivalents	$15,874	$5,013
Accounts receivable, less allowance of $505 and $36, respectively	9,658	7,973
Other current assets	1,028	913
Total current assets	26,560	13,899
Property and equipment, net	2,201	2,183
Goodwill	23,632	23,118
Intangible assets, net	6,493	7,867
Other assets	408	285
Total assets	$59,294	$47,352
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable and accrued expenses	$1,792	$1,854
Accrued payroll and related benefits	1,286	1,549
Short term debt	—	10,000
Current portion of long term debt and capital lease obligation	463	1,009
Deferred revenue	6,174	5,552
Other current liabilities	205	44
Total current liabilities	9,920	20,008
Long term debt and capital lease obligation, less current portion	471	943
Deferred rent	218	235
Total current liabilities	10,609	21,186
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000 shares authorized, 3,291 issued and 3,282 outstanding at Sept 30, 2007 and December 31, 2006	325	286
Additional paid-in capital	108,650	94,914
Treasury stock 9 shares repurchased as of Sept 30, 2007 and December 31, 2006	(149)	(149)
Accumulated deficit	(61,556)	(69,724)
Accumulated other comprehensive income	1,415	839
Total stockholders’ equity	48,685	26,166
Total liabilities and stockholders’ equity	$59,294	$47,352

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,
	2007	2006	2007	2006
Revenue:
Professional and Support Services and other (Including revenues from related parties of $383, $1,062, $1,366, and $2,477, respectively)	$9,466	$6,970	$27,602	$18,424
Software licensing	2,340	326	3,038	1,551
Total revenue	11,806	7,296	30,640	19,975
Operating expenses:
Cost of services provided	1,840	1,480	5,124	4,170
Product development	2,074	1,297	6,122	3,265
Sales and marketing	1,099	730	3,129	1,969
General and administrative	2,449	1,530	6,135	4,892
Amortization and depreciation	632	435	1,882	1,166
Total operating expenses	8,094	5,472	22,392	15,462
Operating income	3,712	1,823	8,248	4,513
Interest income, net of interest expense	174	31	11	81
Foreign exchange gain (loss)	175	(73)	302	16
Income before income taxes	4,061	1,783	8,561	4,610
Income tax expense	(368)	(123)	(393)	(318)
Net income	$3,693	$1,659	$8,168	$4,292

Basic earnings per common share	$1.13	$0.60	$2.69	$1.56

Diluted earnings per common share	$1.00	$0.53	$2.39	$1.37

Basic weighted average shares outstanding	3,272	2,763	3,033	2,757

Diluted weighted average shares outstanding	3,680	3,119	3,422	3,131

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$8,168	$4,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,882	1,166
Stock-based compensation	161	65
Restricted stock compensation	102	112
Provision for doubtful accounts	469	10
Changes in assets and liabilities:
Accounts receivable	(2,154)	(1741)
Other assets	(238)	(722)
Accounts payable and accrued expenses	(62)	(483)
Accrued payroll and related benefits	(263)	(138)
Deferred revenue	622	(284)
Customer Deposits	161	—
Net cash provided by operating activities	8,848	2,277
Cash flows from investing activities:
Investment in Infinity	—	(3,040)
Investment in Finetre	(15)	—
Deferred Rent	(17)	231
Capital expenditures	(502)	(370)
Net cash used in investing activities	(534)	(3,179)
Cash flows from financing activities:
Payments on line of credit	(10,000)	—
Principal payments under debt obligations	(1,015)	(966)
Capital leases	(2)	13
Proceeds from the issuance of common stock, net issuance costs	13,275	322
Proceeds from the exercise of the stock options	237	—
Repurchase of common stock	—	(148)
Net cash (used)/provided in financing activities	2,495	(779)
Effect of foreign exchange rates on cash	52	282
Net change in cash and cash equivalents	10,861	(1,399)
Cash and cash equivalents at the beginning of the period	5,013	6,733
Cash and cash equivalents at the end of the period	$15,874	$5,334

Supplemental disclosures of cash flow information:
Interest paid	$277	$—
Income taxes paid	$107	$384

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036 or jjurado@ebix.com